FEDERATED INVESTORS
                                  [logo]
                             AN OPEN LETTER TO
                           THE WILLIAM PENN FUND
                               SHAREHOLDERS


Federated Investors looks forward to welcoming all William Penn Fund shareholders to the Federated family of mutual funds.

The proposed merger is a natural fit between two well-established Pennsylvania mutual fund companies. Both companies are known for their conservative, risk averse investment philosophy. And both companies are recognized throughout the mutual fund industry for their commitment to customer service. We care about the people investing money in our funds.

Our goal is to earn your trust and develop a long-term relationship that provides you with quality products and services.

Sincerely,


/s/ J. Christopher Donahue
J. Christopher Donahue,
President, Federated Investors


For more complete information about Federated funds, please contact your Investment Representative for a prospectus, which you should read carefully before investing.


Federated Securities Corp., Distributor


                     FEDERATED AMERICAN LEADERS FUND, INC.
                              Federated Investors
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900


                                  May 1, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N.W.
Washington, DC  20549

   RE: Federated American Leaders Fund, Inc. (the ``Fund'')
       1933 Act File No. 333-23797
       1940 Act File No. 811-1704

Dear Sir or Madam:

     Pursuant to Regulation 14a-6 of the Securities Exchange Act of 1934 (the `1934 Act''), enclosed for filing electronically are additional proxy solicitation materials for the above-referenced Fund.

     The enclosed information is expected to appear as an advertisement in the Reading Eagle of Reading, Pennsylvania on May 3, May 11, May 17, and May 25, 1997. The advertisement, which is two columns by five inches in size, is addressed to William Penn Fund Shareholders and pertains to the Special Meeting of Shareholders of Penn Square Mutual Fund to be held on May 29, 1997. This material is intended to supplement the definitive Prospectus/Proxy, Statement of Additional Information, and form of proxy of the Fund filed with the Commission on March 24, 1997.

     Any questions or comments with respect to this filing may be directed to the undersigned at (412) 288-4827.
                                        Very truly yours,



                                        /s/ Jody L. Petras
                                        Jody L. Petras
                                        Senior Compliance Analyst


cc:  Byron Bowman
     Matthew Hardin

Enclosures